Exhibit 10.1

SALES AGREEMENT
AND NOTE
December 4, 2013

WHEREAS, Hydrocarb Corporation, a Nevada Corporation (herein referred to as the “Seller”) is the owner of 1,859,879 unregistered and restricted common stock shares of Duma Energy Corporation (OTCBB:DUMA), (herein referred to as the “Stock”); and SMDRE, LLC (herein referred to as the “Buyer”) a limited liability company in Texas with federal  EIN# 37-1744152; and

WHEREAS Seller wishes to sell and Buyer wishes to buy the Stock, and

SO NOW THEREFORE, as of the date above first written and as acceptable sole consideration for the purchase of the Stock. Buyer hereby promises to pay $1,859,879 in total to Seller under the following terms:

1.	100% of the proceeds ($1 per share for shares sold) payable within one week upon the sale of all or part of the Stock by Buyer to any third party whereby Buyer will immediately notify Seller of such complete or partial sale as such sale or sales may occur; and/or

2.	The full $1,859,879 payable within 60 days of the sixth month anniversary of this sale or from the date that these shares become unrestricted (whichever comes first) and can be deposited into a free trading stock account; and/or

3	100% of any remaining balance will be due within 90 days of Duma Energy Corporation being listed on a major stock exchange such as the New York Stock Exchange (NYSE) and wherein the share price is above $2 per share.

/s/ Kent Watts	/s/ Clifton E. Stanley
Kent P. Watts, Chief Executive Office for Seller	Signature for SMDRE, LLC

Clifton E. Stanley
PRINTED NAME

President
TITLE